Exhibit 99.1

Contact:
Big 5 Sporting Goods Corporation
Barry Emerson
Sr. Vice President and Chief Financial Officer
(310) 536-0611
ICR, Inc.
John Mills
Senior Managing Director
(310) 954-1105
BIG 5 SPORTING GOODS CORPORATION REPORTS PRELIMINARY SAME
STORE SALES RESULTS FOR THE FISCAL 2009 THIRD QUARTER
•	Reports Preliminary Same Store Sales Increase of 1.6%

•	Now Expects Earnings Per Share at or Near Upper End of Previously Issued Guidance Range
EL SEGUNDO, Calif., September 29, 2009 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today reported preliminary same store sales results for its fiscal 2009 third quarter ended September 27, 2009, in anticipation of the Company’s upcoming presentation at the Thomas Weisel Consumer Conference on October 1, 2009 in New York.
For the fiscal 2009 third quarter, the Company’s same store sales increased by 1.6% versus the prior year. The Company now expects earnings per diluted share for the fiscal 2009 third quarter to be at or near the upper end of its previously issued guidance range of $0.27 to $0.34. For comparative purposes, the Company’s earnings per diluted share for the third quarter of fiscal 2008 were $0.21.
“We are pleased that our preliminary third quarter results reflect continued solid financial performance, as same store sales were consistently positive throughout the quarter,” said Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “Our positive sales, combined with continued tight expense management and merchandise margins that were slightly improved over the prior year, have positioned us well to significantly increase third quarter earnings per share compared to the same period last year.”
The Company expects to issue third quarter financial results, as well as provide guidance for the fourth quarter of fiscal 2009, during the first week of November, 2009.

About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the western United States, operating 382 stores in 11 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, continued or worsening weakness in the consumer spending environment and the U.S. financial and credit markets (including without limitation any continued or worsening financial distress of Big 5’s primary lender, The CIT Group/Business Credit, Inc.), the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, disruption in product flow, changes in interest rates, credit availability, higher costs associated with current and new sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2009. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.